Avid Announces Groundbreaking Agreement with Sinclair to Transform the Newsroom

Innovative commercial approach and unique technology deployment model - made possible by Avid Everywhere - helps Sinclair cost-effectively keep its news operations at the forefront of technology for the next decade

Burlington, MA, December 23, 2015 - Avid® (Nasdaq: AVID) today announced that Sinclair Broadcast Group, Inc., the largest television station operator and leading local news provider in the United States, has chosen to standardize on Avid’s MediaCentral™ Platform, the centerpiece of the Avid Everywhere™ vision, to transform content creation and distribution workflows in every one of its 64 local news producing stations. This agreement represents a record-setting contract for Avid where the Company will deliver advanced end-to-end newsroom production and content management solutions under a ten-year comprehensive agreement that uniquely addresses Sinclair’s business needs, and in the process, replaces legacy technology from other vendors.

“Moving to a common production platform across all of our news markets provides us the platform to create a content sharing news community across Sinclair increasing efficiency and productivity,” said Scott Livingston, Vice President of News, Sinclair Broadcast Group. “Having defined and more frequent technology upgrade cycles will enable us to keep our newsrooms current across the enterprise and allow us to respond to rapid changes like new digital distribution models in a more cost effective way.”

Operating efficiency is a major pressure point for media companies, as rapidly evolving technology and audience behavior make staying at the forefront of technology essential. Sinclair expects to realize meaningful economic benefits through this agreement by standardizing on the Avid platform, driven by efficiencies from a standardized technology and operational footprint across all of its stations. This not only enables Sinclair to keep its newsroom technology consistent, continuously refreshed and on the leading edge across the enterprise, but also provides much greater flexibility in responding to industry changes and new business opportunities.

“Sinclair has always been at the forefront of industry-changing events and technological advances, and this agreement with Avid is another example of that,” added Delbert R. Parks, III, Senior Vice President and CTO of Sinclair Broadcast Group. “Avid’s forward thinking approach to technology acquisition, deployment and support delivers the agility and scalability we need to deliver a higher value product to all of our news markets.”

“The unique commercial model Avid is applying - along with the enterprise-wide platform approach - allows us to operate in a more cost effective and capital efficient way, yet remain technologically forward in a manner that makes sense for our business today and in the future,” said Christopher S. Ripley, CFO, Sinclair Broadcast Group.

“Our agreement with Sinclair is an outstanding example of how Avid Everywhere can help media organizations overcome the challenges of managing technology, staying competitive, and maximizing the value of content,” said Louis Hernandez, Jr., Chairman, President and CEO, Avid. “With our enterprise-wide thinking, innovative commercial approaches to support longer-term business models, and the industry’s leading open technology platform, Avid is uniquely positioned to help media organizations address the business challenges of today - and tomorrow. We are very proud to be working with Sinclair, who is well-known as a technology innovator in the media space. We couldn’t think of a better partner with whom to launch this groundbreaking managed services deployment model.”

Powered by the MediaCentral Platform, the next-generation IP-based workflow for Sinclair’s news producing stations will feature Avid’s Artist Suite, Storage Suite and Media Suite solutions with third-party and custom workflow integrations. Avid Professional Services and Training teams will provide project and fleet management, commissioning, workflow consulting, and a comprehensive training curriculum. Avid’s Customer Care team will deliver a tailored 24/7 support program across the enterprise.

“We’re excited that the Avid Everywhere vision has led to the largest contract in our Company’s history. We expect this contract will have a material positive impact on our bookings for the fourth quarter and may lead to updated 2015 bookings guidance or pre-release in early January 2016” said John W. Frederick, Executive Vice President, Chief Financial and Administrative Officer for Avid.

About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

Cautionary Note Regarding Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated expectations, plans, earnings, bookings and operational results. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements regarding the term of the Agreement, the total contract value of the Agreement, our earnings under the Agreement, our ongoing relationship with Sinclair and our future bookings. These forward-looking statements are based on current expectations as of the date of this press release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our bookings, earnings, operations and financial performance, resulting from our ability to perform our obligations under the Agreement, a possible early termination of the Agreement, our ability to realize our expected earnings under the Agreement, our ability to provide innovative products and solutions, our ability to hire and retain competent and skilled technical personnel, quality issues our products may experience and competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

© 2015 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, iNEWS, Interplay, ISIS, AirSpeed, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.
PRESS CONTACT:
Sara Griggs
Avid
sara.griggs@avid.com
310-907-6909